Exhibit 4.2

















                   MASTER DEFINED CONTRIBUTION TRUST AGREEMENT

                                by and between

                           ANHEUSER-BUSCH COMPANIES, INC.

                                     and

                               MELLON BANK, N.A.

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                 MASTER DEFINED CONTRIBUTION TRUST AGREEMENT

     THIS MASTER TRUST AGREEMENT made and entered into on this          day
of June, 1994, effective as of November 1, 1993, by and between ANHEUSER-BUSCH COMPANIES, INC. (hereinafter referred to as the "Corporation") and MELLON BANK, N.A. (hereinafter referred to as the "Master Trustee"),

                                WITNESSETH:

     WHEREAS, the Corporation desires to establish a master trust which will serve as a funding medium to eligible employee benefit plans of the Corporation and its subsidiaries and affiliates; and

     WHEREAS, the Master Trustee is willing to act as trustee of such trust upon all of the terms and conditions hereinafter set forth; and

     WHEREAS, the Corporation and the Master Trustee wish to amend those trust agreements referred to in Exhibit A hereto (the "Prior Agreements") so that this Agreement shall be deemed to supersede all such Prior Agreements and so that all the separate trusts established by the Prior Agreements shall be deemed consolidated into the master trust established hereby;

     NOW, THEREFORE, the Corporation and the Master Trustee declare and agree that the Master Trustee will receive, hold and administer all sums of money and such other property acceptable to Master Trustee as shall from time to time be contributed, paid or delivered to it hereunder, IN TRUST, upon all of the following terms and conditions.

                                 SECTION 1

                                  General

1.1 Definitions. Where used in this Agreement, unless the context otherwise requires or unless otherwise expressly provided:

(a) "Account Party" shall mean an officer of the Corporation designated to represent the Corporation for this purpose, the Named Fiduciary and any Person to whom the Master Trustee shall be instructed by the Named Fiduciary to deliver its annual account under Section 12.2.

(b) "Accounting Period" shall mean the 12 consecutive month period coincident with the fiscal year of the Plans or the shorter period in any such fiscal year in which the Master Trustee accepts appointment as Master Trustee hereunder or ceases to act as Master Trustee for any reason.
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(c)  "Administrative Committee" or "Administrator" shall mean the committee or committees, individually or collectively, responsible for benefit administration under the Plans.

(d) "Agreement" shall mean all of the provisions of this instrument and of all other instruments amendatory hereof.

(e) "Appendix" shall mean the Appendix attached hereto and by this reference incorporated in this Agreement, which contains provisions regarding the investment in Qualifying Employer Securities.

(f) "Asset Manager" shall mean the Master Trustee, Named Fiduciary or Investment Manager, individually or collectively as the context shall require, with respect to those assets held in an Investment Account over which it exercises, or to the extent it is authorized to exercise, discretionary investment authority or control.

(g) "Bank business day" shall mean a day on which the Master Trustee is open for business.

(h) "Board of Directors" shall mean the Board of Directors of the Corporation.

(i) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Regulations issued thereunder.

(j) "Directed Fund" shall mean any Investment Account, or part thereof, subject to the discretionary management and control of any Named Fiduciary appointed pursuant to Section 402(a)(1) of ERISA or any Investment Manager appointed pursuant to Section 402(c)(3) of ERISA.

(k) "Discretionary Fund" shall mean any Investment Account, or part thereof, subject to the discretionary management and control of the Master Trustee.

(l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and Regulations issued thereunder.

(m) "Fund" shall mean all cash and property contributed, paid or delivered to the Master Trustee hereunder, all investments made therewith and proceeds thereof and all earnings and profits thereon, less payments, transfers or other distributions which, at the time of reference, shall have been made by the Master Trustee, as authorized herein. The Fund shall include all evidences of ownership, interest or participation in an Investment Vehicle, but shall not, solely by reason of the Fund's investment therein, be deemed to include any assets of such Investment Vehicle.

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(n)  "Insurance Contract" shall mean any contract or policy of any kind issued by an insurance company, whether or not providing for the allocation of amounts received by the insurance company thereunder solely to the general account or solely to one or more separate accounts (including separate accounts maintained for the collective investment of qualified retirement plans), or a combination thereof, and whether or not any such allocation may be made in the discretion of the insurance company or the Named Fiduciary.

(o) "Investment Account" shall mean each pool of assets in the Master Trust in which one or more Plans has an interest during an Accounting Period.

(p) "Investment Manager" shall mean a bank, insurance company or investment adviser satisfying the requirements of Section 3(38) of ERISA which has provided the Master Trustee with written acknowledgment of compliance with ERISA.

(q) "Investment Vehicle" shall mean any common, collective or commingled trust, investment company, corporation functioning as an investment intermediary, insurance contract, partnership, joint venture or other entity or arrangement to which, or pursuant to which, assets of the Master Trust may be transferred or in which the Master Trust has an interest, beneficial or otherwise (whether or not the underlying assets thereof are deemed to constitute "plan assets" for any purpose under ERISA).

(r)  "Master Trust" shall mean the trust created hereby.

(s) "Named Fiduciary" shall mean the fiduciary with respect to the Plans within the meaning of Section 402(a)(2), 402(c)(3) or 403(a)(1) of ERISA who has the authority to perform the separate functions allocated to the "Named Fiduciary" under this Agreement. Unless a Named Fiduciary right or duty is specifically assigned to either the Corporation or the Administrative Committee in this Agreement, the Corporation and the Administrative Committee shall have congruent power to act as Named Fiduciary.

(t) "Plan" shall mean any employee benefit plan which meets the requirements for eligibility specified in Section 1.3 and as of the date of this Agreement includes those plans listed on Exhibit B.

(u) "Person" shall mean a natural person, trust, estate, corporation of any kind or purpose, mutual company, joint-stock company, unincorporated organization, association, partnership, joint venture, employee organization, committee, board, participant, beneficiary, trustee, partner, or venturer acting in

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an individual, fiduciary or representative capacity, as the context may require.

(v) "Qualifying Employer Security" shall mean the employer securities as defined in Section 407(d) of ERISA.

(w) "Valuation Date" shall mean the last day of the Accounting Period, calendar quarter or any more frequent reporting date determined by the Administrative Committee and agreed to by the Master Trustee.

The plural of any term shall have a meaning corresponding to the singular thereof as so defined and any neuter pronoun used herein shall include the masculine or feminine, as the context shall require.

1.2 Compliance With Law. The Trust hereinafter established is intended to comply with ERISA and to be tax exempt under Section 501(a) of the Code.

1.3 Eligibility. Any employee benefit plan established by the Corporation, or a subsidiary or an affiliate of the Corporation, may be funded, in whole or in part, through the Master Trust if (i) the plan is qualified under Section 401(a) of the Code, (ii) the Master Trust is exempt from taxation under Section 501(a) of the Code, (iii) the employee benefit plan provides that it may be funded through a master trust, and (iv) the Chief Financial Officer of the Corporation has authorized funding of the employee benefit plan through this Master Trust.

1.4 Master Trustee Relationship to Plan. Notwithstanding anything else in this Agreement to the contrary: (1) the Master Trustee is not a party to, and has no duties or responsibilities under, the Plans; (2) the Administrator shall be required to certify in writing to the Master Trustee the identity of any fiduciary which is named in the Plans and which has the power to manage and control Plan assets, and the Master Trustee shall be entitled to rely upon such certification until notified otherwise in writing by the Administrator; (3) wherever in this Agreement the Master Trustee is required to act in accordance with the provisions of any Plan which are not set forth in this Agreement, the Administrative Committee shall certify such Plan provisions to the Master Trustee; and (4) absent written certification to the Master Trustee pursuant to this paragraph, the Master Trustee shall be chargeable with no knowledge of any Plan terms and shall be deemed to be in compliance with the Plans except as required by law. Notwithstanding the preceding sentence, the Master Trustee reserves the right to seek a judicial and/or administrative determination as to its proper course of action under this Agreement.

                                SECTION 2

                          Establishment of Trust

2.1 Establishment of Trust. The Corporation hereby establishes with the Master Trustee the Master Trust consisting of such sums of money and such property acceptable to the Master Trustee as shall from time to time be paid or delivered to the Master Trustee.

2.2 Contributions to the Trust. The Master Trustee shall have no duty to determine or collect contributions under any Plan and shall be solely accountable for monies or properties actually received by it. The Corporation shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under any of the Plans, the transmittal of the contributions to the Master Trustee and compliance with any statute, regulation or rule applicable to contributions.

2.3 Prior Administration. The Master Trustee shall not have any duty to inquire into the administration of the Plans or actions taken under any of the Plans by any prior trustee other than Mellon Bank, N.A. or any of its affiliates.

2.4 Fund to be Held in Trust. The Fund shall be held by the Master Trustee in trust and dealt with in accordance with the provisions of this Agreement and the ERISA.

2.5 Fund to be Held for Benefit of Plan Participants. Except as provided in any Plan for the purpose of returning any of the Corporation's contributions or in case any Plan of which this Trust forms a part provides for the return of the Corporation's contributions in the event such Plan fails to initially qualify under the applicable provisions of the Code, at no time prior to the satisfaction of all liabilities for benefits under any Plan shall any part of the Fund be used for or diverted to purposes other than for the exclusive benefit of participants, retired participants, or their beneficiaries under the Plans and for the payment of the reasonable expenses of the Plans.

2.6 Commingling. The Master Trustee shall commingle such assets attributable to the Plans as the Administrative Committee may direct. The Corporation shall be responsible for causing sufficient records to be maintained to ensure that benefits and liabilities payable with respect to each Plan shall be paid from the assets allocable to such Plan. Should separation be required of any Plan from the Fund, the Master Trustee shall make such separation in accordance with generally accepted accounting principles.

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                             SECTION 3

                      Administration of the Plan

3.1 Administrator. The Plans shall be administered by the Administrative Committee which shall have the sole fiduciary duty as to plan administration and the Master Trustee shall not be responsible in any respect for such administration.

3.2 Indemnity. The Corporation shall fully indemnify and save harmless the Master Trustee from liability and expense incident to any act or failure to act by reason of the Master Trustee's reliance upon or compliance with instructions issued by the Administrative Committee or the Corporation.


                              SECTION 4

                      Disbursement from the Fund

4.1 Disbursements by Master Trustee. The Master Trustee shall make such payments out of the Fund as the Administrative Committee may from time to time in writing direct. In the discretion of the Administrative Committee, such payments may be made directly to the person specified by the Administrative Committee or deposited in a checking account maintained by the Administrative Committee for the purpose of making payments to the person or persons entitled to such payments under the Plans, or to an account maintained by some other entity which the Administrative Committee may designate to make payments.

4.2 Direction to the Master Trustee. Any direction given to the Master Trustee in accordance with this Section need not specify the specific application of the payment to be made, but shall specify that the payment is for the purposes of the Plans or the payment of Plans' expenses.


                             SECTION 5

              Allocation of Investment Responsibilities

5.1 Asset Managers. (a) The Administrative Committee will from time to time, in its sole discretion, appoint one or more Asset Managers to manage specified portions of the Fund. Upon the appointment of each Asset Manager, the Administrative Committee shall so notify the Master Trustee and instruct the Master Trustee in writing to separate into a separate Directed Fund those assets as to which each Asset Manager has discretion and control. The Asset Manager shall designate in writing the person or persons who are to represent any such Asset Manager in dealings with the Master Trustee. Upon the separation of the

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assets in accordance with the instructions of the Administrative Committee, the Master Trustee shall thereupon be relieved and released of all investment duties, responsibilities and liabilities normally and statutorily incident to a trustee as to such Directed Funds, except as required by law, and, as to such Directed Funds, the Master Trustee shall act as custodian. Except as otherwise provided by the Administrative Committee in writing from time to time, the Master Trustee shall take no action with respect to the duties or powers allocated to an Asset Manager in Section 6 or Section 7 without receipt of written directions of the Asset Manager. Unless specifically prohibited in writing, the Master Trustee, as custodian, may hold the assets of such Directed Funds in the name of a nominee or nominees. Nothing in this Section shall reduce the Master Trustee's duty to invest otherwise uninvested cash for the benefit of any Directed Fund.

(b) Should an Asset Manager at any time elect to place security transactions directly with a broker or dealer, the Master Trustee shall not recognize such transaction unless and until it has received instructions or confirmation of such fact from the Asset Manager. Should the Asset Manager direct the Master Trustee to utilize the services of any person with regard to the assets under its management or control, such instructions shall be in writing and shall specifically set forth the actions to be taken by the Master Trustee as to such services.

(c) In the event that an Asset Manager places security transactions directly or directs the utilization of a service, the Asset Manager shall be solely responsible for the acts of such persons. The sole duty of the Master Trustee as to such transactions shall be incident to its duties as custodian except as required by law.

5.2 Transfer of Assets to Asset Managers. (a) receipt of written directions by the Administrative Committee, the Master Trustee shall (i) transfer and deliver such part of the assets of the Fund as may be specified in such writing to any Asset Manager so appointed, and (ii) accept the transfer back to it of any such assets at any time held by an Asset Manager, provided that the Administrative Committee may only direct such transfers as are in conformity with the provisions of the Plans, this Agreement, and ERISA, and Sections 401(a) and 501(a) of the Code. Any such written direction shall constitute a certification to the Master Trustee by the Administrative Committee that the transfer so directed is one which the Administrative Committee is authorized to direct and is in conformity with the aforesaid provisions.

(b) If any assets are so transferred to the custody of an Asset Manager, such Asset Manager shall undertake and be responsible for all the custodial duties therefor, and such assets shall remain for all purposes a part of the Fund and the Trust, and as

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such, subject to all the terms and provisions of this Agreement.  Any Asset
Manager receiving such assets may invest any part or all of such assets in units of any collective, common or pooled trust fund operated or maintained by a bank or trust company, including the Investment Manager or any affiliate of the Investment Manager, exclusively for the commingling and collective investment of monies or other assets held under or as part of a plan which is established in conformity with and qualifies under Section 401(a) of the Code. Notwithstanding the provisions of this Agreement which place restrictions upon the actions of the Master Trustee, or the Asset Manager, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust, and to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement. For the purposes of valuation of any interest under the Plans of which this Trust Agreement forms a part, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held determined in accordance with generally recognized valuation procedures.

(c) The Master Trustee shall have no duty or responsibility as to the safekeeping of such assets or as to the investment and reinvestment of the same, except that the Master Trustee shall require such statements and reports from such Asset Manager as may be necessary to enable the Master Trustee and the Administrative Committees to carry out their recordkeeping and reporting duties under this Agreement. The Master Trustee shall enter into and execute such agreements, receipts and releases as shall be required to carry out the directions of the Administrative Committee with respect to the transfer of any assets of the Fund to or from an Asset Manager in accordance with this Section 5.2.

5.3 The Master Trustee. Subject to investment policies, objectives and guidelines communicated to the Master Trustee by the Administrative Committee as contemplated by this Section 5, the Master Trustee shall from time to time invest and reinvest the Discretionary Fund and keep it invested in accordance with such policies, objectives and guidelines.


                              SECTION 6

                          Participant Accounts

6.1 Establishment of Investment Accounts. The Administrative Committee shall direct the Master Trustee to establish on its books and records accounts sufficient to accommodate investment

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options, including investments in Qualifying Employer Securities, available to the employees. The Administrative Committee shall establish an investment purpose for each Investment Account, either by separate written designation or through an agreement between the Administrative Committee and the Master Trustee that shall incorporate therein the investment purposes and, if applicable, the investment restrictions which the Plans provide as to the respective Investment Accounts. The Investment Accounts so established shall, until changed by the Administrative Committee, operate in the manner and form established.

6.2 Qualifying Employer Securities. All amounts received by the Master Trustee which are directed by the Administrative Committee to one or more Investment Accounts which have as their investment purpose investment in Qualifying Employer Securities and any amount received by the Master Trustee as a result of holding such Qualifying Employer Securities shall be invested and reinvested exclusively in Qualifying Employer Securities, except as provided for in Section 7.4 and as follows. Notwithstanding the foregoing, the Master Trustee shall place amounts received by it for such Investment Funds in temporary investments if in the opinion of the Master Trustee market conditions are such that investment in Qualifying Employer Securities would be disruptive or could not be accomplished. The Master Trustee shall net all purchases and sales of Qualifying Employer Securities within any Investment Account. Except as otherwise directed by the Administrative Committee, the Master Trustee shall acquire or dispose of Qualifying Employer Securities in the open market or by other methods of purchases and sales used by the Master Trustee in the normal course of its securities transactions; provided, however, that both sales and purchases will be at market value and the books and records of the Master Trustee shall clearly reflect such fact. Should the Master Trustee for any reason be unable to acquire or dispose of any Qualifying Employer Securities in the manner provided for by this Section, it shall notify the Corporation of this fact and shall make no purchases or sales of Qualifying Employer Securities until the Master Trustee next becomes able to acquire or dispose of the Qualifying Employer Securities or until instructions are received from the Corporation, whichever occurs first. Notwithstanding the foregoing, the Corporation as Named Fiduciary may provide the Master Trustee with guidelines for sale and/or purchase of Qualifying Employer Securities under specified market conditions, and if guidelines are provided and such specified market conditions occur, the Master Trustee shall substitute such guidelines for its own evaluation of market conditions hereinabove provided for.

6.3 Allocation of Contributions. The Administrative Committee shall, upon the making of any contribution to this Trust by the Corporation, or, if applicable, a Participant, or both, instruct

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the Master Trustee in writing of the manner that such contribution is to be allocated among the Investment Accounts.

6.4 Responsibility of Master Trustee. The Master Trustee shall not be responsible nor liable to establish or maintain a record or account in the name of any individual Participant. The Master Trustee shall not be required to establish the value of any Participant's individual interest in the Fund or any account established hereunder. Should the Master Trustee and the Administrative Committee or the Corporation agree that the Master Trustee shall maintain individual account records, such agreement shall be separate and apart from the terms of this Trust. Such an agreement shall not be construed as implying any duty upon the Master Trustee hereunder even though the Master Trustee, in its corporate capacity as record keeper for the accounts of individual Participants, may have the right, power or duty to issue instructions or directions as to the disposition or distribution of any assets held hereunder.

6.5 Investment Accounts as Separate Trusts. For the purposes of application of this Agreement of Trust, each Investment Account created hereunder shall be considered a separate trust insofar as the application of powers granted the Master Trustee. Notwithstanding the provisions of this Agreement of Trust which establish powers and duties with regard to the Trust as a whole, the Master Trustee shall exercise only such of those powers as are consistent with the investment purposes of the respective Investment Accounts. Where applicable or required, the Master Trustee with the Administrative Committee's consent may subdivide any Investment Account as may be required to fulfill either its duties hereunder or the instructions of the Administrative Committee. Notwithstanding the foregoing or any other provision of this Agreement of Trust, the assets held for the benefit of Participants and Beneficiaries under each Plan shall constitute a separate trust within the meaning of Section 414(1) of the Code, such that only the assets of such trust shall be available to fund the benefits of Participants and Beneficiaries thereunder.


                               SECTION 7

                         Investment of the Fund

7.1 Standard of Care. The Master Trustee, each Asset Manager and the Named Fiduciary shall discharge their respective investment duties as provided under Sections 5 and 6 hereof with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent Person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character with like aims and by diversifying the investments held hereunder consistent with investment policies, objectives and guidelines so as to minimize the risk of

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large losses, unless it would be clearly not prudent to diversify or the lack of diversification is due to acquisition or holding of Qualifying Employer Securities.

7.2 Waiver of Investment Restrictions. Such investment and reinvestment shall not be restricted to securities or property of the character authorized for investments by trustees or asset managers under any statute or other laws of any state, district or territory.

7.3 Grant of Investment Powers. In addition to any power granted to trustees or asset managers under any statute or other laws, such laws and statutes if necessary being incorporated herein by reference, the Master Trustee's, and each Asset Manager's investment powers may, unless restricted in writing by the Named Fiduciary, include, but shall not be limited to, investment in the following without distinction between principal and income:

(a) domestic or foreign common and preferred stocks and options thereon, as well as warrants, rights and preferred stocks convertible into common stock, regardless of where or how traded;

(b) the purchase or sale, writing or issuing, of puts, calls or other options, covered or uncovered, entering into financial futures contracts, forward placement contracts and standby contracts, and in connection therewith, depositing, holding (or directing the Master Trustee, in its individual capacity, to deposit or hold) or pledging assets of the Fund;

(c) corporate bonds and debentures and any such securities which are convertible into common stock, domestic or foreign;

(d) bonds or other obligations of the United States of America or any foreign nation, and any agencies thereof, or any bonds or other obligations which are directly or indirectly guaranteed by the United States or any foreign nation, or any agency thereof;

(e) obligations of the states and of municipalities or of any agencies thereof;

(f)  notes of any nature, of foreign or domestic issuers;

(g) mortgages and real estate, wherever situate and whether developed or undeveloped, including sales and leasebacks, interests or participations in real estate investment trusts or corporations organized under Section 501(c)(2) or 501(c)(25) of the Code and non-income producing properties. Notwithstanding any other provision of this Agreement, including, without limitation, any specific or general power granted to the Master Trustee, the Master Trustee shall have no responsibility or discretion with respect to the ownership, management,

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administration, operation or control of any real estate properties, mortgages, leases or other interests now or hereafter held in the Fund, including without limitation responsibility for or in connection with any of the following conditions which now exist or may hereafter be found to exist in, under, about or in connection with any real estate held in the Fund or any interest in any trust, partnership or corporation: (i) any violation of any applicable environmental or health or safety law, ordinance, regulation or ruling; or (ii) the presence, use, generation, storage, release, threatened release, or containment, treatment or disposal of any petroleum, including crude oil or any fraction thereof, hazardous substances, pollutants or contaminants as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended (CERCLA) or hazardous, toxic or dangerous substances or materials as any of these terms may be defined under any federal or state law in the broadest sense from time to time. Notwithstanding anything to the contrary herein or elsewhere set forth, to the extent permitted by law, the Master Trustee shall be indemnified by the Corporation, to the extent not paid by the Fund, from and against any and all claims, demands, suits, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and expenses) arising from or in connection with any matter relating to conditions in subsections (i) or (ii). This paragraph shall survive the sale or other disposition of any real estate investment of the Fund and/or the merger or termination of this Master Trust or appointment of a successor master trustee.

(h) savings accounts, certificates of deposit and other types of time deposits, bearing a reasonable rate of interest based upon the duration, amount, type and geographical area, with any financial institution or quasi-financial institution or any department of the same, either domestic or foreign, under the supervision of the United States or any State, including any such financial institution owned, operated or maintained by the Master Trustee in its corporate or Association capacity (including any department or division of the same) or a corporation or association affiliated with the same;

(i)  leaseholds of any duration;

(j) mineral and other natural resources, including, but not limited to, oil, gas, timber and coal, and any participation therein in any form, including but not limited to, royalties, ownership, drilling and exploration;

(k) any collective or common trust fund or composite security owned, operated and maintained by the Master Trustee, including, but not limited to, demand notes, short-term notes and cash equivalent funds;

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(l)  any collective, common or pooled trust fund operated or maintained exclusively for the commingling and collective investment of monies or other assets including any such fund operated or maintained by the Master Trustee. Notwithstanding the provisions of this Agreement which place restrictions upon the actions of the Master Trustee or an Investment Manager, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Agreement. For purposes of valuation, the value of the interest maintained by the Fund in such collective trust shall be the fair market value of the collective fund units held, determined in accordance with generally recognized valuation procedures. The Corporation expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund's trustee will receive compensation for the lending of securities that is separate from any compensation of the Master Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund;

(m) open-end and closed-end investment companies, regardless of the purposes for which such fund or funds were created, and any partnership, limited or unlimited, joint venture and other forms of joint enterprise created for any lawful purpose;

(n) individual or group insurance policies and contracts including, but not limited to, life insurance, annuity (fixed or variable) and investment policies and contracts, but only if directed by the Administrative Committee or the Named Fiduciary, as appropriate, to purchase or retain such policies and contracts.

7.4 Maintenance of Cash Balances. The Master Trustee shall keep such portion of each Investment Account in cash or cash balances as may be specified from time to time to meet contemplated payments from the Fund. The Master Trustee shall not be liable for interest on any reasonable cash balances so maintained. The Master Trustee shall invest any other portions of each Investment Fund which may be in cash or cash balances in accordance with such investment policies, objectives and guidelines as may be communicated to the Master Trustee from time to time by the Administrative Committee or Asset Manager pursuant to Section 5.

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                             SECTION 8

                      Powers of the Master Trustee,
                 Asset Managers or the Named Fiduciary

8.1 Qualifying Employer Securities Accounts. The Plans provide generally with respect to Investment Accounts invested in Qualifying Employer Securities that the right to vote, the right to tender in the event of a tender offer, or the exercise of certain other rights concerning such Securities are vested in the Participants. The Master Trustee shall act only in accordance with the procedures set forth in the Appendix by which the Participants exercise such rights. Prior to the time any such action is to be taken, the Administrative Committee shall confirm the procedures set forth in the Appendix then in effect for this purpose.

8.2 ESOP Loans - The Master Trustee is empowered to borrow funds to acquire shares of Qualifying Employer Securities only in accordance with the terms set forth in Article IIA of the Appendix.

8.3 General Powers. As to all assets other than Qualifying Employer Securities, the Master Trustee shall have and exercise the following powers and authority in the administration of the Fund only on the direction of an Asset Manager or the Named Fiduciary where such powers and authority relate to a Directed Fund and in its sole discretion where such powers and authority relate to investments made by the Master Trustee in accordance with Section 5.3:

(a) to purchase, receive or subscribe for any securities or other property and to retain in trust such securities or other property;

(b) to sell, exchange, convey, transfer, lend, or otherwise dispose of any property held in the Fund and to make any sale by private contract or public auction; and no person dealing with the Master Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

(c) to vote in person or by proxy any stocks, bonds or other securities held in the Fund;

(d) to exercise any rights appurtenant to any such stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities, or to exercise rights or options to subscribe for or purchase additional stocks, bonds or other securities, and to make any and all necessary payments with respect to any such conversion or exercise, as well as to write options with respect to such stocks and to enter into any transactions in other forms of options with respect to any options which the Fund has outstanding at any time;

(e) to join in, dissent from or oppose the reorganization, recapitalization, consolidation, sale or merger of corporations or properties of which the Fund may hold stocks, bonds or other securities or in which it may be interested, upon such terms and conditions as deemed wise, to pay any expenses, assessments or subscriptions in connection therewith, and to accept any securities or property, whether or not trustees would be authorized to invest in such securities or property, which may be issued upon any such reorganization, recapitalization, consolidation, sale or merger and thereafter to hold the same, without any duty to sell;

(f) to manage, administer, operate or lease for any number of years, regardless of any restrictions on leases made by fiduciaries, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it, all upon such terms and conditions as may be deemed advisable, to renew or extend or participate in the renewal or extension of any mortgage upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto in any manner and to any extent that may be deemed advisable for the protection of the Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any guarantee, or to enforce any default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on the property in foreclosure, to take a deed in lieu of foreclosure, with or without paying a consideration therefor, and in connection therewith to release the obligation on the bonds or notes secured by such mortgage and to exercise and enforce in any action, suit or proceeding at law or in equity any right or remedy in respect to any such mortgage or guarantee;

(g) to explore for and to develop mineral interests and other natural resources and to acquire land, either by lease or purchase, for such purpose, and to enter into any type of contract or agreement incident thereto, and to sell any product produced by reason of or resulting from such development or exploration to any person or persons on such terms and conditions as the Master Trustee or Asset Manager deems advisable, and to enter into agreements and contracts for transportation of the same;

(h) to insure, according to customary standards, any property held in the Fund for any amount and to pay any premiums required for such coverage;

(i) to purchase or otherwise acquire and make payment therefor from the Fund any bond or other form of guarantee or surety required by any authority having jurisdiction over this Trust and its operation, or believed by the Master Trustee or Asset Manager to be in the best interests of the Fund, except the Master Trustee or Asset Manager may not obtain any insurance whose premium obligation extends to the Fund which would protect the Master Trustee or Asset Manager against its liability for breach of fiduciary duty;

(j) to enter into any type of contract with any insurance company or companies, either for the purposes of investment or otherwise; provided that no insurance company dealing with the Master Trustee shall be considered to be a party to this Agreement and shall only be bound by and held accountable to the extent of its contract with the Master Trustee. Except as otherwise provided by any contract, the insurance company need only look to the Master Trustee with regard to any instructions issued and shall make disbursements or payments to any person, including the Master Trustee, as shall be directed by the Master Trustee. Where applicable, the Master Trustee shall be the sole owner of any and all insurance policies or contracts issued. Such contracts or policies, unless otherwise determined, shall be held as an asset of the Fund for safekeeping or custodian purposes only;

(k) to lend the assets of the Fund upon such terms and conditions as are deemed appropriate in the sole discretion of the Master Trustee and, specifically, to loan any securities to brokers, dealers or banks upon such terms, and secured in such manner, as may be determined by the Master Trustee, to permit the loaned securities to be transferred into the name of the borrower or others and to permit the borrower to exercise such rights of ownership over the loaned securities as may be required under the terms of any such loan; provided, that, with respect to the lending of securities pursuant to this paragraph, the Master Trustee's powers shall subsume the role of custodian (the expressed intent hereunder being that the Master Trust, in such case, be deemed a financial institution, within the meaning of section 101(22) of the Bankruptcy Code); and provided, further, that any loans made from the Fund shall be made in conformity with such laws or regulations governing such lending activities which may have been promulgated by any appropriate regulatory body at the time of such loan and provided further, notwithstanding the first sentence of this Section 8.2 or any other provision of this Agreement, that the exercise of this power shall occur solely if and on terms authorized by the Administrative Committee;

(l) to purchase, enter, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property;

to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination;

(m) to lend the assets of the Fund to participants of the Plan. The Corporation shall have full and exclusive responsibility for loans made to participants, including, without limitation, full and exclusive responsibility for the following: development of procedures and documentation for such loans; acceptance of loan applications; approval of loan applications; disclosure of interest rate information required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act, 15 U.S.C. Sec. 1601 et seq.; acting as agent for the physical custody and safekeeping of the promissory notes and other loan documents; performing necessary and appropriate recordkeeping and accounting functions with respect to loan transactions; enforcement of promissory note terms, including, but not limited to, directing the Master Trustee to take specified actions; and maintenance of accounts and records regarding interest and principal payments on notes. The Master Trustee shall not in any way be responsible for holding or reviewing such documents, records and procedures and shall be entitled to rely upon such information as is provided by the Corporation or its own sub-agent or recordkeeper without any requirement or responsibility to inquire as to the completeness or accuracy thereof, but may from time to time examine such documents, records and procedures, as it deems appropriate. The Corporation shall indemnify and hold the Master Trustee harmless from all damages, costs or expenses, including reasonable attorneys fees, arising out of any action or inaction of the Corporation with respect to its agency responsibilities described herein with respect to participant loans.

8.4 Specific Powers of the Master Trustee. The Master Trustee shall have the following powers and authority, to be exercised in its reasonable discretion with respect to the Fund:

(a) to appoint agents, custodians, depositories or counsel (who may be counsel to any Participating Employer under any Plan), domestic or foreign, as to part or all of the Fund and functions incident thereto where such delegation is necessary in order to facilitate the operations of the Fund and such delegation is not inconsistent with the purposes of the Fund or in contravention of any applicable law. To the extent that the appointment of any such person or entity may be deemed to be the appointment of a fiduciary, the Master Trustee may exercise the powers granted hereby to appoint as such a fiduciary any person or entity, including, but not limited to, the Named Fiduciary or the Corporation, notwithstanding the fact that such person or entity is then considered a fiduciary, a party in interest or a disqualified person. Upon such delegation, the Master Trustee may require such reports, bonds or written agreements as it deems necessary to properly monitor the actions of its delegate;

(b) to cause any investment, either in whole or in part, in the Fund to be registered in, or transferred into, the Master Trustee's name or the names of a nominee or nominees, including but not limited to that of the Master Trustee, a clearing corporation, or a depository, or in book entry form, or to retain any such investment unregistered or in a form permitting transfer by delivery, provided that the books and records of the Master Trustee shall at all times show that such investments are a part of the Fund; and to cause any such investment, or the evidence thereof, to be held by the Master Trustee, in a depository, in a clearing corporation, in book entry form, or by any other entity or in any other manner permitted by law;

(c) to make, execute and deliver, as trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the foregoing powers;

(d) to defend against or participate in any legal actions involving the Fund or the Master Trustee in its capacity stated herein, in the manner and to the extent it deems advisable, the costs of any such defense or participation to be borne by the Fund, unless paid by the Corporation in accordance with Section 11; provided however, the Master Trustee shall notify the Named Fiduciary and the Corporation of all such actions and the Corporation may, in its sole discretion, determine against the incurrence of any such legal fees and expenses which may be incurred beyond those necessary to protect the Fund against default or immediate loss and may participate in the selection of and instructions to legal counsel;

(e) to form corporations and to create trusts, to hold title to any security or other property, to enter into agreements creating partnerships or joint ventures for any purpose or purposes determined by the Master Trustee to be in the best interests of the Fund;

(f) to establish and maintain such separate accounts in accordance with the instructions of the Administrative Committee for the proper administration of the Plans, or as determined to be necessary by the Master Trustee. Such accounts shall be subject to the general terms of this Agreement, unless the Master Trustee is notified of a contrary intent by the Administrative Committee or the Named Fiduciary in writing; and

(g) to generally take all action, whether or not expressly authorized, which the Master Trustee may deem necessary or desirable for the protection of the Fund.

8.5 Maintenance of Indicia of Ownership. The Master Trustee shall not maintain indicia of ownership of any asset of the Fund held by it outside the jurisdiction of the District Courts of the United States unless such holding is approved through ruling or regulations promulgated under ERISA by the Secretary of Labor.

8.6 Third Party Transactions. In addition, and not by way of limitation, the Master Trustee shall have any and all powers and duties concerning the investment, retention or sale of property held in trust as if it were absolute owner of the property, and no restrictions with regard to the property so held shall be implied, warranted or sustained by reason of this Agreement; provided, however, at no time shall the exercise of such powers and duties establish any evidence which would permit a third party to assert a right, title or interest superior to that of the Plans in the property held in the Fund.


                                SECTION 9

                            Discretionary Powers

9.1 Master Trustee Granted Discretion. The Master Trustee is hereby granted any and all discretionary powers not explicitly or implicitly conferred or limited by this Agreement which it may deem necessary or proper for the protection of the property held hereunder.


                               SECTION 10

                         Prohibited Transactions

10.1 Transactions which are Prohibited. Notwithstanding any provision of this Agreement, either appearing before or after this Section, the Master Trustee shall not engage in or cause the Trust to engage in any transaction if it knows or should know, that such transaction constitutes a direct or indirect prohibited transaction, as defined in Section 406 of ERISA or
Section 4975 of the Code.

10.2 Provision of Ancillary Services by Master Trustee. Notwithstanding the foregoing, the Master Trustee may, in addition to the services rendered in conjunction with its duties and responsibilities as Master Trustee under the terms of this Agreement, provide such ancillary services as meet the following standards:

(a) there have been adopted by the Master Trustee internal safeguards which assure that such ancillary services are consistent with sound banking and financial practices as determined by the appropriate banking authority;

(b) the ancillary services are provided in accordance with guidelines which are intended to meet the standards established by the appropriate banking authority; and

(c) the compensation received by the Master Trustee for such services is reasonable and established in an arm's-length manner and otherwise satisfies the requirements of Section 408(b)(6) of ERISA.


                              SECTION 11

                     Expenses, Compensation and Taxes

11.1 Compensation and Expenses of the Master Trustee. The Master Trustee shall be entitled to such reasonable compensation for services rendered by it in accordance with the schedule of compensation as agreed upon by the Corporation and the Master Trustee from time to time together with all reasonable expenses incurred by the Master Trustee as a result of the execution of its duties hereunder, including, but not limited to, legal and accounting expenses, expenses incurred as a result of disbursements and payments made by the Master Trustee, and reasonable compensation for agents, counsel or other services rendered to the Master Trustee by third parties and expenses incident thereto.

11.2 Payment from the Fund. The Corporation and the other Participating Employers under the Plans shall pay such portion of the expenses of each Fund as the Corporation shall determine from time to time. All compensation, expenses, taxes and assessments in respect of the Fund, to the extent that they are not paid by the Corporation or the other Participating Employers, shall constitute a charge upon the Fund and be paid by the Master Trustee from the Fund upon at least ten (10) days advance written notice to the Corporation.

11.3 Payment of Taxes. The Master Trustee shall notify the Corporation in writing upon receipt of notice with regard to any proposed tax deficiencies or any tax assessments which it receives on any income or property in the Fund and, unless notified to the contrary by the Corporation within thirty
(30) days after delivery of such notice to the Corporation, shall pay any such assessments. If the Corporation notifies the Master Trustee within said period that, in its opinion or the opinion of counsel, such assessments are invalid or that they should be contested, then the Master Trustee shall take whatever action is indicated in the notice received from the Corporation or counsel, including contesting the assessment or litigating any claims.

                               SECTION 12

                  Accounts, Books and Records of the Fund

12.1 Recordkeeping Duty of Master Trustee. The Master Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by any person designated by the Corporation.

12.2 Periodic Reports. In addition, within sixty (60) days following the close of each fiscal year of the Fund, or following the close of such other period as may be agreed upon between the Master Trustee and the Corporation, and within one hundred twenty (120) days, or such other agreed upon period, unless such period be waived, after the removal or resignation of the Master Trustee as provided for in this Agreement, the Master Trustee shall file with the Administrative Committee, Named Fiduciary and/or the Corporation a certified written report setting forth all investments, receipts and disbursements, and other transactions effected during the fiscal year or other annual period or during the period from the close of the preceding fiscal year or other preceding period to the date of such removal or resignation, including a description of all securities and investment purchases and sales with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the close of such fiscal year or other period, valued currently, and such other information as may be required of the Master Trustee under any applicable law.

12.3 Additional Accounting. Except as provided below, neither the Administrative Committee, Named Fiduciary nor the Corporation shall have the right to demand or be entitled to any further accounting different from the normal accounting rendered by the Master Trustee. Further, no participant, beneficiary or any other person shall have the right to demand or be entitled to any accounting by the Master Trustee, other than those to which they may be entitled under the law. The Administrative Committee, Named Fiduciary or the Corporation shall have the right to inspect the Master Trustee's books and records relating to the Fund during normal business hours or to designate an accountant to make such inspection, study, and/or audit with all expenses related thereto to be paid by the Corporation.

12.4 Judicial Determination of Accounts. Nothing contained herein will be construed or interpreted to deny the Master Trustee or the Corporation the right to have the Master Trustee's account judicially determined.

12.5 Limitation of Actions. Notwithstanding any other provision of the Plans or this Agreement, the Master Trustee shall not be subject to any liability for any breach of fiduciary duty or violation of
Part 1 of ERISA, regardless of its nature, after the expiration of six years after the date of the last act which constituted a part of the breach or violation or in the case of an omission, the latest date on which the Master Trustee could have cured the breach or violation, or if earlier, three years after the earliest date on which a plaintiff had actual knowledge of such act or omission except in the case of fraud or concealment, in which case an action may be brought against the Master Trustee up to six years after the date of discovery of a breach or violation by the Master Trustee.

12.6 Filings by the Administrative Committee. For the purposes of this Section, the Master Trustee shall conclusively presume that the Administrative Committee has made or caused to be made, or will make or cause to be made, all Federal filings as of the date required. Should the Master Trustee incur any liability by reason of failure of the Administrative Committee to timely file, the Corporation shall fully reimburse the Master Trustee for any and all obligations, including penalties, interest or expenses, so incurred by the Master Trustee.

12.7 Determination of Fair Market Value. The Master Trustee shall determine the fair market value of the Fund monthly and annually or more frequently as may be directed by the Administrative Committee and agreed to by the Master Trustee based upon generally accepted accounting principles applicable to Investment Funds that are similar in nature to the ones created hereunder.

12.8 Retention of Records. All records and accounts maintained by the Master Trustee with respect to the Fund shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such required retention period, the Master Trustee shall have the right to destroy such records and accounts after first notifying the Corporation in writing of its intention and transferring to the Corporation any records and accounts requested. The Master Trustee shall have the right to preserve all records and accounts in original form, or on microfilm, magnetic tape, or any other similar process.


                               SECTION 13

                   Fiduciary Duties of Master Trustee

13.1 Acknowledgment of Fiduciary Duty. The Master Trustee acknowledges that it assumes the fiduciary duties established by this Agreement.

13.2 Judicial Determination. The Master Trustee shall not, however, be liable for any loss to or diminution of the Fund except to the extent that any such loss or diminution results from act or inaction on the part of the Master Trustee which is judicially determined to be a breach of its fiduciary duties.



                               SECTION 14

                         Resignation and Removal

14.1 Power to Resign or Remove. The Master Trustee may be removed with respect to all, or a part of, the Fund by the Corporation, upon written notice to the Master Trustee to that effect. The Master Trustee may resign as Master Trustee hereunder, upon written notice to that effect delivered to the Corporation.

14.2 Notice. Such removal or resignation shall become effective as of the last day of the month which coincides with or next follows the expiration of sixty (60) days from the date of the delivery of such written notice, unless an earlier or later date is agreed upon in writing by the Corporation and the Master Trustee.

14.3 Successor Appointment. In the event of such removal or resignation, a successor Master Trustee, or a separate trustee or trustees, shall be appointed by the Corporation to become Master Trustee, or a separate trustee or trustees, as of the time such removal or resignation becomes effective. Such successor Master Trustee, or separate trustee or trustees, shall accept such appointment by an instrument in writing delivered to the Corporation and the Master Trustee and upon becoming successor Master Trustee, or separate trustee or trustees, shall be vested with all the rights, powers, duties, privileges and immunities as successor Master Trustee, or separate trustee or trustees, hereunder as if originally designated as Master Trustee, or separate trustee or trustees, in this Agreement.

14.4 Transfer of Fund to Successor. Upon such appointment and acceptance, the retiring Master Trustee shall endorse, transfer, assign, convey and deliver to the successor Master Trustee, or separate trustee or trustees, all of the funds, securities and other property then held by it in the Fund, except such amount as may be reasonable and necessary to cover its compensation and expenses as may be agreed to by the Corporation in connection with the settlement of its accounts and the delivery of the Fund to the successor Master Trustee, or separate trustee or trustees, and the balance remaining of any amount so reserved shall be transferred and paid over to the successor Master Trustee, or separate trustee or trustees, promptly upon settlement of its accounts.

14.5 Retention of Nontransferable Assets. If the retiring Master Trustee holds any property unsuitable for transfer, as determined by the Administrative Committee, it shall retain such property, and as to such property alone it shall be a co-trustee with the successor Master Trustee, or separate trustee or trustees, its duties and obligations being solely limited to any such property, and it shall not have fiduciary duties of any nature as to assets transferred. Should the successor Master Trustee, or separate trustee or trustees, accept fiduciary responsibility as to such property, the Master Trustee shall retain only custodian duties as to such property.

14.6 Accounting. In the event of the removal or resignation of the Master Trustee hereunder, the Master Trustee shall file with the Corporation a statement and report of its accounts and proceedings covering the period from its last annual statement and report, and its liability and accountability to anyone with respect to the propriety of its acts and transactions shown in such written statement and report shall be governed by the terms of this Agreement.


                              SECTION 15

                      Actions by the Corporation,
            the Administrative Committee or Named Fiduciary

15.1 Action by Corporation. Any action by the Corporation pursuant to this Agreement shall be evidenced or empowered in writing to the Master Trustee, and the Master Trustee shall be entitled to rely on such writing.

15.2 Action by the Administrative Committee or Named Fiduciary. Any action by any person or entity duly empowered to act on behalf of the Administrative Committee or the Named Fiduciary with respect to any rights, powers or duties specified in this Agreement shall be in writing, signed by such person or by the person designated by the Administrative Committee or the Named Fiduciary and the Master Trustee shall act and shall be fully protected in acting in accordance with such writing.


                               SECTION 16

                        Amendment or Termination

16.1 Amendment or Termination. The Corporation shall have the right at any time and from time to time by appropriate action:

(a) to modify or amend in whole or in part any or all of the provisions of this Agreement upon sixty (60) days' prior notice in writing to the Master Trustee, unless the Master Trustee agrees to waive such notice; provided, however, that no modification or amendment which affects the rights, duties or responsibilities of the Master Trustee may be made without the Master Trustee's consent, or

(b) to terminate this Agreement upon sixty (60) days' prior notice in writing delivered to the Master Trustee; provided, further, that no termination, modification or amendment shall permit any part of the corpus or income of the Fund to be used for or diverted to purposes other than for the exclusive benefit of such participants, retired participants and their beneficiaries, the payment of any ESOP Loans as provided for in the Appendix and payment of the Plans' expenses, except for the return of Corporation contributions which are allowed by law and permitted under a Plan.

16.2 Distribution Upon Termination. Should the Corporation notify the Master Trustee of the termination of a Plan, the Master Trustee shall distribute all cash, securities and other property then constituting the assets of that Plan, less any amounts constituting charges and expenses payable from the Fund, on the date or dates specified by the Administrative Committee to such Persons and in such manner as the Administrative Committee shall direct. In making such distributions, the Master Trustee shall be entitled to assume that such distributions are in full compliance with and are not in violation of any applicable law regulating the termination arising from any distribution made by the Master Trustee at the direction of the Administrative Committee as a result of the termination of the Plan and shall indemnify and save the Master Trustee harmless from any attempt to impose any liability on the Master Trustee with respect to any such distribution.

16.3 Retention of Nontransferable Property. The Master Trustee reserves the right to retain such property as is not, in the sole discretion of the Corporation, suitable for distribution at the time of termination of this Agreement and shall hold such property as custodian for those persons or other entities entitled to such property until such time as the Master Trustee is able to make distribution. The Master Trustee's duties and obligations with respect to any property held in accordance with the above shall be purely custodial in nature and the Master Trustee shall only be obligated to see to the safekeeping of such property and make a reasonable effort to prevent deterioration or waste of such property prior to its distribution. Upon complete distribution of all property constituting the Fund, this Agreement shall be deemed terminated.

16.4 Termination in the Absence of Directions from the Administrative Committee. In the event no direction is provided by the Administrative Committee with respect to the distribution of a Plan's portion of the Fund upon termination of this

Agreement, the Master Trustee shall make such distributions as are specified by the Plan after notice to the Corporation. In the event the Plan is silent as to the distributions to be made upon termination of the Plan or the terms of the Plan are inconsistent with the then applicable law or the Master Trustee is unable by reasonable efforts to obtain a copy of the most recent Plan, the Master Trustee shall distribute the Fund to participants and their beneficiaries under the Plan in an equitable manner that will not adversely affect the qualified status of the Plan under
Section 401(a) of the Code or any other statute of similar import and that will comply with any applicable provisions of ERISA regulating the allocation of assets upon termination of plans such as the Plan. The Master Trustee, in such cases, reserves the right to seek a judicial and administrative determination as to the proper method of distribution of the Fund upon termination of this Agreement.

16.5 Termination on Corporate Dissolution. If the Corporation ceases to exist as a result of liquidation, dissolution or acquisition in some manner, the Fund shall be distributed as provided above upon termination of a Plan unless a successor company elects to continue the Plan and this Agreement as provided in this Agreement.

16.6 Termination of Contributions. The discontinuance of contributions by the Corporation or any Participating Employer shall not of itself constitute the termination of a Plan. In the event of a discontinuance which is not a termination of a Plan, the Trustee shall continue to administer the assets then constituting the Fund.


                               SECTION 17

                        Merger or Consolidation

17.1 Merger or Consolidation of Master Trustee. Any corporation, or national association, into which the Master Trustee may be merged or with which it may be consolidated, or any corporation, or national association, resulting from any merger or consolidation to which the Master Trustee is a party, or any corporation, or national association, succeeding to the trust business of the Master Trustee, shall become the successor of the Master Trustee hereunder, without the execution or filing of any instrument or the performance of any further act on the part of the parties hereto.

17.2 Merger or Consolidation of Corporation. Any corporation into which the Corporation may be merged or with which it may be consolidated, or any corporation succeeding to all or a substantial part of the business interests of the Corporation may become the Corporation hereunder by expressly adopting and agreeing to be bound by the terms and conditions of the Plan and this Agreement and so notifying the Master Trustee to such effect by submission to the Master Trustee of an appropriate written document.

17.3 Merger or Consolidation of Plan. In the event that the Named Fiduciary or the Corporation authorizes and directs that the assets of another plan be merged or consolidated with or transferred to a Plan participating in this Trust, the Master Trustee shall take no action with regard to such merger, consolidation or transfer until it has been notified in writing that each participant covered under the plan the assets of which are to be merged, consolidated or transferred will immediately after such merger, consolidation or transfer be entitled to a benefit either equal to or greater than the benefit he or she would have been entitled to had the Plan been terminated.


                               SECTION 18

                           Acceptance of Trust

18.1 Acceptance by Master Trustee. The Master Trustee accepts the Trust created hereunder and agrees to be bound by all the terms of this Agreement.


                               SECTION 19

                          Nonalienation of Trust

19.1 Trust not Subject to Assignment or Alienation. Except as permitted by law, no company, participant or beneficiary of the Plans to which the Trust applies shall have any interest in or right to the assets of this Trust, and to the full extent of all applicable laws, the assets of this Trust shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Corporation, participants or beneficiaries. The Master Trustee shall not recognize any assignment or alienation of benefits unless, and then only to the extent, written notices are received from the Administrative Committee.



19.2 Plans' Interest in Trust not Assignable. The equity or interest of any participating Plan in the Fund shall not be assignable.

                                SECTION 20

                               Governing Law

20.1 Governing Law. This Agreement shall be construed and enforced, to the extent possible, according to the laws of the Commonwealth of Pennsylvania, and all provisions hereof shall be administered according to the laws of said Commonwealth and any federal laws, regulations or rules which may from time to time be applicable. In case of any conflict between the provisions of the Plans and this Agreement, the provisions of this Agreement shall govern.


                              SECTION 21

                      Parties to Court Proceedings

21.1 Only Corporation and Master Trustee Necessary. To the extent permitted by law, only the Master Trustee and the Corporation shall be necessary parties in any application to the courts for an interpretation of this Agreement or for an accounting by the Master Trustee, and no participant under any Plan or other person having an interest in the Fund shall be entitled to any notice or service of process. Any final judgment entered in such an action or proceeding shall, to the extent permitted by law, be conclusive upon all persons claiming under this Agreement or any Plan.


                               SECTION 22

                       Subsidiaries and Affiliates

22.1 Adoption of Master Trust by Subsidiaries and Affiliates. Any Company which is a subsidiary of the Corporation or which may be affiliated with the Corporation in any way and which is now or may hereafter be organized under the laws of the United States of America, or of any State or Territory thereof, with the approval of the Corporation, by resolution of its own Board of Directors, may adopt this Agreement, if such subsidiary or affiliate shall have adopted one or more Plans qualified under Section 401(a) of the Code. If any such subsidiary or affiliate so adopts this Agreement, this Agreement shall establish the trust for such Plans as are specified by such subsidiary or affiliate and shall constitute a continuation, amendment and restatement of any prior trust for any such Plans. Furthermore, the assets of any such Plans may be commingled with the assets of other Plans held in the Fund pursuant to Section 2.6 hereof. However, the assets of any Plan so held in the Fund shall not be subject to any claim arising under any other Plan, the assets of which are commingled therewith by the Master Trustee for investment purposes, and under no circumstances shall any of the assets of one Plan be available to provide the benefits under another Plan. A separate trust shall be deemed to have been created with respect to each Plan funded under the Agreement.

22.2 Segregation from Further Participation. Any subsidiary or affiliate of the Corporation may, at any time, with the consent of the Corporation, segregate its Plan's trust from further participation in this Agreement.
In such event, such subsidiary or affiliate shall file with the Master Trustee a document evidencing the segregation of the Plan from the Fund and its continuance of a separate trust in accordance with the provisions of this Agreement as though such subsidiary or affiliate were the Corporation thereunder. In such event, the Master Trustee shall deliver to itself as Master Trustee of such separate trust such share of each Investment Fund as may be determined by the Master Trustee to constitute the appropriate share of the Fund, as confirmed by the Corporation, then held in respect of the participating employees in such Plan. Such subsidiary or affiliate may thereafter exercise, in respect of such separate trust, all of the rights and powers reserved to the Corporation under the provisions of this Agreement. The equitable share of any Plan participating in each Investment Fund shall be immediately segregated and withdrawn from the Fund if the Plan ceases to be qualified under Section 401(a) of the Code and the Corporation shall promptly notify the Master Trustee of any determination by the Internal Revenue Service that any such Plan has ceased to be so qualified.

22.3 Segregation of Assets Allocable to Specific Employees. The Administrative Committee may at any time direct the Master Trustee to segregate and withdraw the equitable share of any such Plan, or that portion of such equitable share as may be certified to the Master Trustee by the Administrative Committee as allocable to any specified group or groups of employees or beneficiaries. Whenever segregation is required, the Master Trustee shall withdraw from each Investment Fund such assets as it shall deem to be equal in value to the equitable share to be segregated.

Such withdrawal from each Investment Fund shall be in cash or in any property held in such Investment Fund, or in a combination of both. The Master Trustee shall thereafter hold the assets so withdrawn as a separate Fund in accordance with the provisions of this Agreement, which shall be construed in respect of such assets as if the employer maintaining such Plan (determined without regard to whether any subsidiaries or affiliates of such employer have joined in such Plan) has been named as the Corporation hereunder. Such segregation shall not preclude later readmission to the Fund.

                                SECTION 23

                                Authorities

23.1 Corporation. Whenever the provisions of this Agreement specifically require or permit any action to be taken by "the Corporation" or a subsidiary or affiliate of the Corporation, such action must be taken by the Person authorized to act on behalf of the Corporation or such subsidiary or affiliate. Any resolution adopted by the Board of Directors or other evidence of such authorization shall be certified to the Master Trustee by the Secretary or an Assistant Secretary of the Corporation or such subsidiary or affiliate under its corporate seal, and the Master Trustee may rely upon any authorization so certified until revoked or modified by a further action of the Board of Directors similarly certified to the Master Trustee.

23.2 Named Fiduciary and Administrative Committee. The Corporation shall furnish the Master Trustee from time to time with a list of the names and signatures of all Persons authorized to act as the Corporation's designee under Section 1.1, as a Named Fiduciary, as members of the Administrative Committee, or in any other manner authorized to issue orders, notices, requests, instructions and objections to the Master Trustee pursuant to the provisions of this Agreement. Any such list shall be certified by the Secretary or an Assistant Secretary of the Corporation (or by the Secretary or an Assistant Secretary of any subsidiary or affiliate of the Corporation which is authorized to appoint members of the Administrative Committee for a Plan), and may be relied upon for accuracy and completeness by the Master Trustee. Each such Person shall thereupon furnish the Master Trustee with a list of the names and signatures of those individuals who are authorized, jointly or severally, to act for such Person hereunder, and the Master Trustee shall be fully protected in acting upon any notices or directions received from any of them.

23.3 Investment Manager. The Named Fiduciary shall cause each Investment Manager to furnish the Master Trustee from time to time with the names and signatures of those persons authorized to direct the Master Trustee on its behalf hereunder.

23.4 Form of Communications. Any agreement between the Corporation and any Person (including an Investment Manager) or any other provision of this Agreement to the contrary notwithstanding, all notices, directions and other communications to the Master Trustee shall be in writing or in such other form, including transmission by electronic means through the facilities of third parties or otherwise, specifically agreed to in writing by the Master Trustee, and the Master Trustee shall be fully protected in acting in accordance therewith.

23.5 Continuation of Authority. The Master Trustee shall have the right to assume, in the absence of written notice to the contrary, that no event constituting a change in the Named Fiduciary or membership of the Administrative Committee or terminating the authority of any Person, including any Investment Manager, has occurred.

23.6 No Obligation to Act on Unsatisfactory Notice. The Master Trustee shall incur no liability under this Agreement for any failure to act pursuant to any notice, direction or any other communication from any Asset Manager, the Corporation, the Administrative Committee, or any other Person or the designee of any of them unless and until it shall have received instructions in form satisfactory to it.


                                SECTION 24

                               Counterparts

24.1 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

     IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have hereunto set their hands and seals as of the day and year first above written.



                             ANHEUSER-BUSCH COMPANIES, INC.



                             By  /s/ Jerry E. Ritter
                                 Jerry E. Ritter
                                 Chief Financial Officer



                             MELLON BANK, N.A.



                             By  /s/ Robert T. Borza
                             Name:   Robert T. Borza
                             Title:  Vice-President

                              EXHIBIT "A"



                       Effective November 1, 1993

1. Trust Agreement for Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (As Amended and Restated Effective June 1, 1989)

2. Trust Agreement for Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining
Agreement) (As Amended and Restated  Effective June 1, 1989)

3. Trust Agreement for Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Hourly Employees of Busch Entertainment Corporation)



                         Effective July 1, 1994

Trust Agreement for the Anheuser-Busch Employee Stock Purchase and Savings Plan (Amended and Restated as of January 1, 1985)

                              EXHIBIT "B"




                       Effective November 1, 1993

1.  Anheuser-Busch Deferred Income Stock Purchase and Savings Plan

2. Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement)

3. Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Hourly Employees of Busch Entertainment Corporation)


                        Effective July 1, 1994

1.  Anheuser-Busch Employee Stock Purchase and Savings Plan

2. Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Employees of Campbell Taggart, Inc. and its Subsidiaries)

               MASTER DEFINED CONTRIBUTION TRUST AGREEMENT
                              BY AND BETWEEN
                      ANHEUSER-BUSCH COMPANIES, INC.
                                    AND
                               MELLON TRUST

                                 APPENDIX


The following rules shall govern each Company Stock Fund maintained under the Master Trust, notwithstanding any inconsistent provision of the Agreement of Trust to which this document is the Appendix.


                             IA.  DEFINITIONS

     For purposes of this Appendix, the following phrases shall have the meanings set forth herein, except as otherwise required by the context, and shall apply to each Investment Fund invested in Qualifying Employer Securities under the Agreement of Trust. References in this Appendix to terms defined in the Agreement of Trust shall have the meanings set forth therein, except as otherwise required by the context.

     "Account". The separate record of the interest of each Participant in any Plan.

     "Allocated Shares". Shares other than Unallocated Shares which are held in any Company Stock Fund from time to time.

     "Allocated Share Equivalents". The equivalent to the number of Allocated Shares that will be credited to a Participant's Account for purposes of Sections 3.3A and 3.4A if and when the Master Trustee changes from Share accounting to unit accounting under the Company Stock Funds in accordance with the directions of the Administrative Committee. Allocated Share Equivalents held in a Company Stock Fund that a Participant or Beneficiary shall be entitled to vote shall be equal to the number of full and fractional Allocated Shares held in such Company Stock Fund as of a Valuation Date, divided by the number of units in such Company Stock Fund as of such Valuation Date, multiplied by the number of units in the Participant's Account in such Company Stock Fund as of such Valuation Date.

     "Closing Price". The value of a Share or group of Shares determined by the closing price of a Share as listed in the New York Stock Exchange Composite Transactions listing published in the Midwest Edition of the Wall Street Journal on the specified date.

     "Company Matching Contributions". The amounts contributed under any Plan by Participating Employers pursuant to the basic formula set forth in such Plan, including forfeitures which are applied to reduce the amount of contributions otherwise payable by Participating Employers.

     "Company Stock Fund". An Investment Fund invested only in Shares and cash in accordance with the instruction of the Administrative Committee. Any specific Company Stock Fund may hold part or all of the Allocated Shares under one Plan or under two or more Plans.

     "Employing Companies". The Corporation and (a) all of its Subsidiaries (whether Participating Employers or not) and other corporations which, but for the fact that they are not created or organized in the United States under the law of any State or Territory thereof, would be Subsidiaries, which are members of the controlled group of corporations of which the Corporation is a member, and (b) all other trades or businesses (whether or not incorporated) which are under common control with the Corporation, (c) any organization (whether or not incorporated) which is a member of an affiliated service group which includes the Corporation, (d) any other entity otherwise required to be aggregated with the Corporation, and such Subsidiaries and other corporations, taken collectively. All determinations required by this Section shall be pursuant to and consistent with Sections 414(b), (c), (m) and (o) of the Code and regulations thereunder.

     "ESOP". Any Plan designed to comply with the requirements for employee stock ownership plans under Section 4975(e)(7) of the Code and regulations thereunder.

     "ESOP Loan". A loan described in Section 404(a)(9)(A) of the Code and which otherwise satisfies the requirements of Article IIA, which is used by the Master Trustee to finance the acquisition of Shares or to refinance an existing ESOP Loan under any ESOP.

     "ESOP Loan Payment Accumulation Account". An account in which the Master Trustee accumulates contributions, dividends and related earnings under any ESOP in accordance with the Administrative Committee's directions.

     "ESOP Loan Suspense Account". The account established to hold Unallocated Shares with respect to any ESOP. If so directed by the Administrative Committee, an ESOP Loan Suspense Account may also hold contributions, dividends and related accumulations under the ESOP for application to payment of principal and interest on an ESOP Loan.

     "Participant".  An individual with an Account under any Plan.

     "Personal Contributions". A generic term referring, collectively, to all amounts contributed to this Plan by a Participant. Such amounts will be either After-Tax Contributions or Before-Tax Contributions, and may be either matched by Company Matching Contributions or unmatched.

     "Processing Date". The last trading day of each calendar month on the New York Stock Exchange or such other date or series of periodic dates (such as daily or weekly) as the Administrative Committee may determine from time to time for the purpose of processing allocations to Participants' Accounts under the Plans.

     "Share".  A share of common stock of the Corporation.

     "Subsidiary". Any corporation or other form of business enterprise created or organized in the United States under the law of any State or Territory thereof, the issued and outstanding voting capital stock or equity interest of which is, in the aggregate, 80% or more owned by the Corporation, another Subsidiary or any combination of the Corporation and/or one or more Subsidiaries.

     "Supplemental Contributions". Amounts contributed to an ESOP by Participating Employers in addition to Company Matching Contributions pursuant to a formula based on increases in the price of Shares from time to time.

     "Unallocated Shares".  Shares held in an ESOP Loan Suspense Account.

     "Valuation Date". Any date as of which the Master Trustee determines Share value or unit value under an Investment Fund, as directed by the Administrative Committee. Valuation Dates may be more frequent than Processing Dates.

              IIA.  DUTIES OF THE MASTER TRUSTEE UNDER ESOPS

     2.1A  Provisions Apply to Each ESOP Separately.  The provision of this
Article IIA shall apply only to ESOPs and shall apply to each ESOP as if it were the only Plan. For example, if two ESOPs have ESOP Loans outstanding at the same time, the resources of each such ESOP shall be applied only to its own ESOP Loan obligation.

     2.2A Terms of ESOP Loan. The Master Trustee will be specifically empowered to borrow funds (including a borrowing from the Corporation or any other of the Employing Companies) to acquire Shares or repay a prior ESOP Loan, subject to the conditions set forth in this Section 2.2A. The terms of each ESOP Loan must, at the time the loan is made, be at least as favorable to the ESOP's trust as the terms of a comparable loan resulting from arm's length negotiations between independent parties. Each ESOP Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall be without recourse against the Master Trust or any Participants' Accounts, except that an ESOP Loan may be guaranteed by the Corporation and may be secured by a pledge of the Shares acquired with the proceeds of the ESOP Loan (or acquired with the proceeds of a prior ESOP Loan which is being refinanced). No other assets of the Master Trust may be pledged as collateral for an ESOP Loan, and no lender shall have recourse against assets of the Master Trust other than (a) collateral given for the ESOP Loan, (b) amounts held under the ESOP's ESOP Loan Suspense Account or ESOP Loan Payment Accumulation Account (other than contributions of Shares in kind), and (c) earnings attributable to such collateral. An ESOP Loan shall not be payable on demand except in the case of default. In the case of default, the value of Plan assets transferred in satisfaction of the ESOP Loan shall not exceed the amount of the default plus any applicable prepayment or similar penalties or premiums. If the lender is a disqualified person within the meaning of Code Section 4975(e)(2), the ESOP Loan must provide for a transfer of Trust assets on default only upon and to the extent of the failure of the Master Trustee to meet the payment schedule of the ESOP Loan. Payments of principal and/or interest on any ESOP Loan shall be made by the Master Trustee in accordance with Section 2.8A. The Administrative Committee shall direct the Master Trustee to enter into any loan transaction approved by the Board of Directors and conforming with the provisions hereof.

     2.3A Acquisition of Shares with Proceeds of ESOP Loan. The proceeds of any ESOP Loan shall be used by the Master Trustee within a reasonable time after receipt to acquire Shares or to repay a prior ESOP Loan on behalf of the ESOP. In acquiring Shares, the Master Trustee shall take all appropriate and necessary measures to ensure that the Trust pays no more than "adequate consideration" (within the meaning of Section 3(18) of ERISA) for such securities. All Shares acquired with the proceeds of an ESOP Loan shall be placed in the ESOP Loan Suspense Account established by the Master Trustee. To the extent required for the purpose of pledging such Shares as collateral for the ESOP Loan, the Shares held as collateral in the ESOP Loan Suspense Account may be physically segregated from other assets of the Master Trust. In no event shall the Shares held as collateral in the ESOP Loan Suspense Account be commingled with any other assets of the ESOP or any other Plan. Any pledge of Shares must provide for the release of Shares not later than as payments on the ESOP Loan are made by the Master Trustee and for Shares so released to be transferred as appropriate for allocation to Participants' Accounts pursuant to Sections 2.6A and 2.7A and regulations promulgated under ERISA and the Code.

     2.4A Shares to be Unrestricted. No Shares acquired with the proceeds of an ESOP Loan shall be subject to any put, call or other option or any buy-sell or similar agreement while held by or when distributed from the Master Trust, whether or not the ESOP constitutes an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code at such time and whether or not the ESOP Loan has been repaid at such time.

     2.5A Release from ESOP Loan Suspense Account. The number of Shares to be released from the ESOP Loan Suspense Account during each Plan Year shall be determined as follows: the number of Shares held in the ESOP Loan Suspense Account at the beginning of the Plan Year shall be multiplied by a fraction, the numerator of which shall be the amount of principal and interest due under the loan amortization payment schedule for the Plan Year, and the denominator of which shall be the sum of the numerator plus the principal and interest to be paid on all amortization payments under the loan amortization payment schedule for all future Plan Years. Unless otherwise determined by the Administrative Committee, a substantially equal number of Shares shall be released from the ESOP Loan Suspense Account of any ESOP for each calendar quarter during the Plan Year. Shares may be released on two or more dates within a calendar quarter, so long as the total number of Shares released for the quarter is appropriate. For purposes of determining the average Share price under the Plan as of a Processing Date, such Shares shall be deemed acquired by the Master Trustee at the Closing Price on the last trading day prior to the date(s) of release or such other Valuation Date as may be determined by the Administrative Committee for this purpose, and shall, in accordance with procedures adopted by the Administrative Committee, be allocated to the Accounts of Participants in the ESOP in substitution for Shares otherwise required to be allocated pursuant to provisions of the respective ESOPs.
In connection with such releases, it is intended that the Master Trustee will transfer funds to the ESOP Loan Payment Accumulation Account or ESOP Loan Suspense Account maintained on behalf of the ESOP for each calendar quarter equal to the total value of Shares released from the ESOP Loan Suspense Account for such calendar quarter.

     2.6A Use of Company and Personal Contributions for ESOP Loan Payments. In order to accumulate the necessary funds for repayment of any ESOP Loan, all Company Matching Contributions, discretionary Company contributions, Supplemental Contributions and Personal Contributions, together with earnings thereon, shall be available for repayment of the ESOP Loan, and shall be applied to ESOP Loan repayment as provided for in
Section 2.8A.

     2.7A Use of Dividends for ESOP Loan Payments. Any dividends on Shares held by the Master Trustee under an ESOP which are paid while an ESOP Loan is outstanding shall be applied to ESOP Loan repayment, unless directed otherwise by the Administrative Committee. It is intended that such dividends be applied to ESOP Loan repayment to the extent that such dividends, if so applied, would be tax-deductible by the Corporation under
Section 404(k) of the Code. If dividends on Allocated Shares under an ESOP are applied to ESOP Loan repayment in accordance with the foregoing, Shares ("Dividend Replacement Shares") with a fair market value equal to such dividends shall be substituted for such dividends. For this purpose, fair market value of Unallocated Shares released from an ESOP Loan Suspense Account shall be the Closing Price on the last trading day prior to the date of release or such other Valuation Date as may be determined by the Administrative Committee for this purpose, and for other Dividend Replacement Shares, fair market value shall be the cost of the Dividend Replacement Shares to the Master Trust. As long as the Master Trustee uses Share accounting, Dividend Replacement Shares shall be allocated to Participants' Accounts in lieu of the dividends on Shares in their Accounts that are applied to ESOP Loan repayment in accordance with this Section 2.7A as of the Processing Date following the date of payment of such dividends by the Corporation. If and when the Master Trustee changes from Share accounting to unit accounting with respect to the Company Stock Funds, Dividend Replacement Shares shall be applied to increase the value of units in the respective Company Stock Funds holding the Shares on which the replaced dividends were paid.

     2.8A ESOP Loan Payments. The Master Trustee shall, from time to time during each Plan Year, transfer sufficient funds to the ESOP Loan Payment Accumulation Account or ESOP Loan Suspense Account to provide funds for ESOP Loan payments required for the Plan Year as directed from time to time by the Committee or the Corporation.

     2.9A Effect of Termination of ESOP Loan. If for any reason it shall be necessary or desirable to terminate or partially terminate an outstanding ESOP Loan prior to its original termination date, including but not limited to (a) the termination of the ESOP Loan provisions of the ESOP or the ESOP otherwise ceasing to qualify to maintain any ESOP Loan, (b) the occurrence of a default under such loan, or (c) the occurrence of any event which increases the interest rate payable on such loan or results in the Corporation purchasing or assuming such loan, the Master Trustee shall repay any outstanding ESOP Loan (or the part thereof to be terminated) first using the assets (if any) then held in the ESOP Loan Suspense Account and then using assets held in the ESOP Loan Payment Accumulation Account, as directed by the Administrative Committee and permitted under the terms of the ESOP Loan and Section 4975 of the Code and the regulations promulgated thereunder. Unless the Plan constituting the ESOP is also terminated at such time, termination of all or part of an ESOP Loan shall not affect the operation of other provisions of the Plan constituting the ESOP.

               IIIA.  DUTIES OF THE MASTER TRUSTEE RELATING
                           TO ALL COMPANY STOCK FUNDS

     3.1A Investment of Company Matching and Supplemental Contributions. All Company Matching Contributions and Supplemental Contributions under all Plans shall be invested in the Company Stock Funds maintained under the Plans at all times except to the extent that any of such contributions are held by the Master Trustee in an ESOP Loan Payment Accumulation Account or ESOP Loan Suspense Account.

     3.2A The Company Stock Funds. Except for interim investment of any cash held thereunder, each Company Stock Fund shall be invested by the Master Trustee only in Shares; provided that the Master Trustee may receive and retain in any Company Stock Fund any warrant, right, option or similar instrument which gives the holder the right to acquire any Shares under any circumstances, distributed on or in respect of any Shares held in such Company Stock Fund (and shall sell any other instrument or property so received which does not give the holder the right to acquire Shares), all subject to Sections 6.2 and 10.1 of the Agreement of Trust.

     3.3A Voting of Shares. (a) Each Participant (or, if deceased, his Beneficiary), as a named fiduciary within the meaning of Sections 402(a)(2) and 403(a)(1) of ERISA, shall be entitled to vote, at any meeting of shareholders of the Corporation, the number of full and fractional Allocated Shares or Allocated Share Equivalents credited to his Account, as shown on the records of the Plans as of the most recent date for which information is available prior to the record date for determining shareholders entitled to vote at such meeting. To enable them to do so, and to be fully informed of all matters on which they are entitled to vote, arrangements will be made by the Master Trustee for the Corporation or the Administrative Committee promptly to deliver or cause to be delivered to each Participant (or Beneficiary) who is entitled to vote any Allocated Shares or Allocated Share Equivalents a copy of all proxy solicitation materials, before each annual or special meeting of shareholders of the Corporation, together with a form requesting confidential instructions on how the Shares which such Participant is entitled to vote are to be voted at such meeting.

          (b) Each Participant (or Beneficiary) who has Allocated Shares or Allocated Share Equivalents entitled to vote on any matter presented for a vote by the stockholders and who provides timely instructions to the Master Trustee hereunder shall, as a named fiduciary, also be considered to have voted, in proportion to the vote of his Allocated Shares or Allocated Share Equivalents, a pro rata portion of the votes attributable to the aggregate number of (i) any Allocated Shares or Allocated Share Equivalents as to which voting instructions have not been timely received from Participants (or Beneficiaries), and (ii) any other Shares not allocated to Participants' (or Beneficiaries') Accounts under the Plan in which he is a Participant (or Beneficiary). Such pro rata portion shall be equal to the aggregate number of votes attributable to Shares described in clauses (i) and (ii) of the preceding sentence multiplied by a fraction, the numerator of which is the number of votes attributable to Allocated Shares or Allocated Share Equivalents for such Participant (or Beneficiary) and the denominator of which is the total number of votes attributable to Allocated Shares or Allocated Share Equivalents held on behalf of Participants or Beneficiaries in the same Plan who have provided timely instructions to the Master Trustee under this Section 3.3A.

          (c) For purposes of this Section, the Master Trustee shall follow the directions of those Participants (and Beneficiaries) who provide voting instructions to the Master Trustee at least three business days before the shareholders' meeting. Voting instructions from individual Participants (or Beneficiaries) shall be held by the Master Trustee in strictest confidence and neither the name of, nor the voting instructions given by, any individual Participant (or Beneficiary) who chooses to give voting instructions shall be divulged by the Master Trustee to any of the Employing Companies or to any director, officer or employee thereof, or to the Administrative Committee; provided, however, that to the extent necessary for the operation of the Plans, such instructions may be relayed by the Master Trustee to an independent recordkeeper, auditor or other person providing services to the Plans if such person agrees not to divulge such directions to any other person, including employees, officers and directors of the Corporation or its affiliates.

     3.4A Tendering of Shares and Rights. (a) Each Participant (or, if deceased, his Beneficiary), as a named fiduciary within the meaning of
Section 403(a)(1) of ERISA, shall be entitled, to the extent of full and fractional Allocated Shares or Allocated Share Equivalents credited to his Accounts in a Plan, as shown on the records of the Plan as of the most recent date for which information is available, to direct the Master Trustee in writing as to the manner in which to respond to a tender or exchange offer, including but not limited to a tender or exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, with respect to Shares, related rights, or both, and the Master Trustee shall respond in accordance with the instructions so received. The Master Trustee or the Administrative Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to shareholders of the Corporation in connection with any such tender or exchange offer, together with a form requesting confidential instructions on whether or not such Shares or rights will be tendered or exchanged.

          (b) Each Participant (or Beneficiary) who has Allocated Shares or Allocated Share Equivalents under a Plan shall, as a named fiduciary, also be considered to have directed the Master Trustee, in proportion to the direction given or deemed to have been given with respect to Allocated Shares or Allocated Share Equivalents, as to the sale, exchange or transfer of a pro rata portion of the aggregate number of any Shares that have not been allocated to any Participant's (or Beneficiary's) Accounts under the same Plan. Such pro rata portion shall be equal to the Shares described in the preceding sentence multiplied by a fraction, the numerator of which is the number of Allocated Shares or Allocated Share Equivalents of such Participant (or Beneficiary) and the denominator of which is the total number of Allocated Shares or Allocated Share Equivalents credited to the Accounts of all Participants (or Beneficiaries) under the same Plan.

          (c) For purposes of this Section, the Master Trustee shall follow the directions of those Participants (and Beneficiaries) who provide instructions to the Master Trustee by the date established by the Master Trustee and calculated to provide sufficient time to compile instructions and a timely response to the tender or exchange offer. If the Master Trustee shall not receive timely instructions from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Participant (or Beneficiary) shall be deemed to have directed the Master Trustee not to tender or exchange his or her Shares and the Master Trustee shall not tender or exchange such Shares with respect to which such Participant (or Beneficiary) has the right of direction. The instructions received by the Master Trustee from individual Participants (or Beneficiaries) shall be held in the strictest confidence and neither the name of, nor the instructions given by, any individual Participant (or Beneficiary) who chooses to give instructions shall be divulged by the Master Trustee to any of the Employing Companies or to any director, officer or employee thereof, or to the Administrative Committee; provided, however, that to the extent necessary for the operation of the Plans, such instructions may be relayed by the Master Trustee to an independent recordkeeper, auditor or other person providing services to the Plans if such person agrees not to divulge such

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
directions to any other person, including employees, officers and directors of the Corporation or its affiliates.







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